UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2019

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SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

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England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Interface House, Interface Business Park, Bincknoll Lane
Royal Wootton Bassett, Swindon SN4 8SY, United Kingdom
529 Pleasant Street
Attleboro, Massachusetts 02703, United States
(Address of Principal executive offices, including Zip Code)
+1(508) 236 3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On August 1, 2019, Sensata Technologies, Inc, (“STI”), a wholly-owned subsidiary of Sensata Technologies Holding plc (the “Company”), entered into an Amended and Restated Employment Agreement with Paul Chawla (the “Chawla Amended Agreement”), previously the Company’s Senior Vice President, Performance Sensing Automotive. The Chawla Amended Agreement supersedes and replaces the prior employment agreement between STI and Mr. Chawla dated September 1, 2018 (the “Prior Agreement”).
In accordance with the Chawla Amended Agreement, and with immediate effect, Mr. Chawla was promoted to Executive Vice President, Performance Sensing Automotive and his annual base salary was increased from $470,000 to $500,000. Consistent with the terms of the Prior Agreement, under the Chawla Amended Agreement, if Mr. Chawla’s employment with the Company is terminated by the Company without Cause (as that term is defined in the Chawla Amended Agreement) and other than in connection with Mr. Chawla’s death or disability, or by Mr. Chawla for Good Reason (as that term is defined in the Chawla Amended Agreement), Mr. Chawla will be entitled to receive (i) his base salary through the date of termination; (ii) any bonus amounts to which he is entitled for years that ended on or prior to the date of termination; (iii) an amount equal to one year of his then-current annual base salary plus an amount equal to the average of the annual bonus paid to him for each of the two years immediately preceding the termination of his employment; and (iv) continued participation for a period of 12 months in all health and dental benefit plans in which he was entitled to participate immediately prior to the termination of his employment.
Also on August 1, 2019, STI entered into a Letter Agreement (the “Beringhause Letter Amendment”) with Steven Beringhause, the Company’s Executive Vice President, Chief Technology Officer. The Beringhause Letter Amendment alters certain terms of Mr. Beringhause's Amended and Restated Employment Agreement between STI and Mr. Beringhause dated November 14, 2016 (the “Beringhause Employment Agreement”).
Unless the parties agree otherwise in writing, the Beringhause Letter Amendment provides that: (i) Mr. Beringhause's employment period will end on April 30, 2021 ("Employment End Date"); (ii) if employed through January 4, 2021, Mr. Beringhause shall receive a single lump sum retention payment equal to eight (8) months of his then current base salary plus an amount equal to the average of the annual bonus paid to him in April 2019 and April 2020; (iii) STI cannot terminate Mr. Beringhause without Cause (as defined in the Beringhause Employment Agreement); and (iv) effective January 4, 2021, Mr. Beringhause will transition into a consulting role to provide transition services, as requested by the Company, until his Employment End Date. All other terms of the Beringhause Employment Agreement not amended by the Beringhause Letter Amendment will continue to govern the terms of Mr. Beringhause's employment with the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ Paul Vasington
Date: August 7, 2019	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

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